Exhibit 4.8

ADDENDUM NO. 2 to
USD 500,000,000 REVOLVING CREDIT FACILITY AGREEMENT
for
Nordic American Tanker Shipping Limited as Borrower
provided by
The Financial Institutions listed in Schedule 1 thereto as Lenders with
DnB NOR Bank ASA as Mandated Lead Arranger
and
DnB NOR Bank ASA as Agent

THIS ADDENDUM NO. 2 (the “Addendum”) is dated __ April 2008 and made between:

(1)	Nordic American Tanker Shipping Limited, of LOM Building, 27 Reid Street, Hamilton HM 11, Bermuda, as borrower (the “Borrower”);

(2)	The financial institutions listed in Appendix 1 hereto, as lenders (together, the “Lenders”);

(3)	DnB NOR Bank ASA of Stranden 21, N-0250 Oslo, Norway, organisation number 984 851 006, as mandated lead arranger (the “Arranger”); and

(4)	DnB NOR Bank ASA of Stranden 21, N-0250 Oslo, Norway, organisation number 984 851 006, as facility agent (the “Agent”).

WHEREAS:

(A)
This Addendum is supplemental to the USD 500,000,000 Revolving Credit Facility Agreement dated 14 September 2005 and as amended by addendum no. 1 dated 21 September 2006  (the “Original Agreement”) and made between the Borrower, the Lenders, the Arranger and the Agent relating to certain revolving credit facilities for an aggregate amount of USD 500,000,000;

(B)	The Borrower has requested and the Lenders have agreed to extend the Final Maturity Date under the Original Agreement by three (3) years; and

(C)	the Parties have agreed to amend certain of the provisions of the Original Agreement as set out in this Addendum.

NOW IT IS HEREBY AGREED as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	Defined expressions

In this Addendum:

“Second Effective Date” means 15 April 2008 (or such later date as approved by the Agent (on behalf of the Finance Parties)).

In addition, words and expressions defined in the Original Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meaning when used in this Addendum (including the recitals).

1.2	References to this Agreement

References in the Original Agreement to “this Agreement” shall, with effect from the date hereof be references to the Original Agreement as amended by this Addendum.

1.3	Construction

In this Addendum, unless the context otherwise requires:

a)	words denoting the singular number shall include the plural and vice versa;

b)	references to a provision of law is a reference to that provision as it may be amended or re-enacted, and to any regulations made by the appropriate authority pursuant to such law; and

c)	clause headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Addendum.

2	CONDITIONS PRECEDENT

The provisions of Clause 3 (Amendments to the Original Agreement) shall be effective only if, not later than 10:00 hours (Oslo time) [three (3)] Business Days before the Second Effective Date, the Agent has received all the documents and other evidence listed in Appendix 2 (Conditions Precedent) in form and substance satisfactory to the Agent.  The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

3	AMENDMENTS TO THE ORIGINAL AGREEMENT

3.1	General

The Original Agreement shall, with effect from the Second Effective Date be (and is hereby) amended as follows and will continue to be binding upon each of the Parties thereto in accordance with its terms as so amended.

3.2	Amendments to Clause 1.1 (Definitions) of the Original Agreement

a)	The definitions of the following terms in Clause 1.1 (Definitions) of the Original Agreement shall be deleted and replaced with the following definitions:

““Final Maturity Date” means the date falling eight (8) years following the date of this Agreement.

“Finance Documents” means this Agreement, the Addendum No. 1, the Addendum No. 2, the Security Documents, any Fee Letters and any other document (whether creating a Security Interest or not) which is executed at any time by the Borrower or any other person as security for, or to establish any form of subordination to the Finance Parties under this Agreement or any of the other documents referred to herein or therein.”

b)	The following new definitions shall be inserted in Clause 1.1 (Definitions) of the Original Agreement:

““Addendum No. 1” means the addendum no. 1 to this Agreement dated 21 September 2006.

““Addendum No. 2” means the addendum no. 2 to this Agreement dated 15 April 2008.

“Second Effective Date” has the meaning given to it in Addendum No. 2.”

4	AMENDMENT FEE

The Borrower shall pay an amendment fee of an amount and at such times as set out in a separate fee letter from the Arranger to the Borrower.

5           Continued force and effect

The provisions of the Agreement and the other Finance Documents shall, save as amended by this Addendum, continue in full force and effect between the Parties and the Agreement and this Addendum shall be read and construed as one instrument.

6	GOVERNING LAW AND ENFORCEMENT

6.1	Governing law

This Addendum shall be governed by Norwegian law.

6.2	Jurisdiction

a)
For the benefit of each Finance Party, the Borrower agrees that the courts of Oslo, Norway, have jurisdiction to settle any disputes arising out of or in connection with the Finance Documents including a dispute regarding the existence, validity or termination of this Addendum, and the Borrower accordingly submits to the non-exclusive jurisdiction of the Oslo District Court (Oslo tingrett).

b)
Nothing in this Clause 6.2 shall limit the right of the Finance Parties to commence proceedings against the Borrower in any other court of competent jurisdiction. To the extent permitted by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

6.3	Service of process

Without prejudice to any other mode of service, the Borrower:

a)
irrevocably appoints Scandic American Shipping Ltd. (European Branch) of P.O. Box 56, N-3201 Sandefjord, Norway as its agent for service of process in relation to any proceedings before Norwegian courts in connection with any Finance Document; and

b)	agrees that failure by its process agent to notify it of the process will not invalidate the proceedings concerned.

APPENDIX 1

LENDERS

Lender:
DnB NOR Bank ASA
Nordea Bank Norge ASA
Fokus Bank ASA (being the Norwegian branch of Danske Bank A/S)

APPENDIX 2

CONDITIONS PRECEDENT

1	CORPORATE DOCUMENTS - BORROWER

a)
Secretary’s Certificate (notarised and legalised) confirming inter alia that the Certificate of Incorporation and the Memorandum and Articles of Association of the Borrower as presented to the Agent (on behalf of the Finance Parties) in relation to the Original Agreement, are still in full force and effect and no amendments have been made thereto;

b)	Updated Good Standing Certificate;

c)
Resolutions passed at a board meeting of the Borrower evidencing the approval of the terms of, and the transactions contemplated by, the Addendum and the authorisation of its appropriate officer or officers or other representatives to execute the Addendum and any other documents necessary for the transactions contemplated by the Addendum, on its behalf; and

d)	Power of Attorney (notarised and legalised if requested by the Agent).

2	AUTHORISATIONS

a)	All approvals, authorisations and consents required by any government or other authorities for the Borrower to enter into and perform its obligations under this Addendum.

3	FINANCE DOCUMENTS

a)	The Addendum.

4	MISCELLANEOUS

a)	Evidence that the fee referred to in 4 (Amendment fee) has or will be paid on its due date;

b)	A Compliance Certificate confirming that the Borrower is in compliance with the financial covenants as set out in Clause 20 (Financial covenants) of the Agreement;

c)	Appointment of Scandic American Shipping Ltd. and the acceptance by Scandic American Shipping Ltd. (European Branch) as the Borrower’s process agent in Norway under the Addendum;

d)	The letter regarding effective interest duly counter-signed by the Borrower; and

e)	Any other documents as reasonably requested by the Agent.

5	LEGAL OPINIONS

a)	A legal opinion as regards Bermuda law matters issued by Appleby Spurting & Hunter;

b)	A legal opinion as regards Norwegian law matters issued by Thommessen Krefting Greve Lund AS.

                                  ***

SIGNATORIES

Borrower:	Agent:
Nordic American Tanker Shipping Limited	DnB NOR Bank ASA

By:	By:
Name:	Name:
Title:	Title:

Lenders:
DnB NOR Bank ASA

By:
Name:
Title:

Nordea Bank Norge ASA

By:
Name:
Title:

Fokus Bank ASA (being the Norwegian branch of Danske Bank A/S)

By:
Name:
Title:

Arranger:
DnB NOR Bank ASA

By:
Name:
Title:

SK 01318 0002 881470